EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No.1 to Registration Statement No. 333-170570 on Form S-1of our report dated March 30, 2009 relating to the financial statements of Adherex Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
CHARTERED ACCOUNTANTS, LICENSED PUBLIC ACCOUNTANTS
Ottawa, Canada
February 9, 2011